      As filed with the Securities and Exchange Commission on July 2, 2002
                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         FIRSTFED AMERICA BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             11-3333218
(STATE OR OTHER JURISDICTION                                  (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                ONE FIRSTFED PARK
                               SWANSEA MALL DRIVE
                                SWANSEA, MA 02777
                                 (508) 235-1500

                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      FIRST FEDERAL SAVINGS BANK OF AMERICA
                    EMPLOYEES' SAVINGS & PROFIT SHARING PLAN

                            (Full Title of the Plan)
                 ----------------------------------------------

Robert F. Stoico                                  Copies to:
President and Chief Executive Officer             Lawrence M.F. Spaccasi, Esq.
FIRSTFED AMERICA BANCORP, INC.                    Thomas P. Hutton, Esq.
One FirstFed Park                                 Muldoon Murphy & Faucette LLP
Swansea Mall Drive                                5101 Wisconsin Avenue, N.W.
Swansea, MA 02777                                 Washington, DC 20016
(508) 235-1500                                    (202)362-0840

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

=========================================================================================================================
                                                        Proposed Maximum         Proposed Maximum           Amount of
    Title of each Class of          Amount to be         Offering Price         Aggregate Offering        Registration
 Securities to be Registered       Registered (1)          Per Share                 Price(2)                  Fee
-------------------------------------------------------------------------------------------------------------------------
         Common Stock
        $.01 par Value             240,000 Shares         $24.70(3)                  $5,928,000               $546
-------------------------------------------------------------------------------------------------------------------------
  Participation Interests(4)                                                                                   (5)
=========================================================================================================================

(1)  Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Federal Savings Bank of America Employees' Savings & Profit Sharing Plan
     (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of
     FIRSTFED AMERICA BANCORP, INC. pursuant to 17 C.F.R. ss.230.416(a).
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  The average of the high and low prices of FIRSTFED AMERICA BANCORP, INC. Common Stock (the "Common Stock") as reported on July 1, 2002 in accordance with 17 C.F.R.ss.230.457(c).
(4)  In addition, pursuant to 17 C.F.R. ss.230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein based upon the maximum amount that could be issued under the plan pursuant to 17 C.F.R. ss.230.457(h).
(5)  In accordance with 17 C.F.R. ss.230.457(h), where securities are to be offered pursuant to an employer benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock issuable under the Plan that are covered by the registration statement. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

         The contents of the previously filed Registration Statement for FIRSTFED AMERICA BANCORP, INC. dated January 7, 1997 (Registration No. 333-43801), is hereby incorporated by reference. This registration statement is being filed to register additional shares of FIRSTFED AMERICA BANCORP, INC. common stock under the First Federal Savings Bank of America Employees' Savings & Profit Sharing Plan and Trust.


Item 8.  Exhibits
------

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

          No.                       Exhibit
          ---                       -------

          10 First Federal Savings Bank of America Employees' Savings & Profit Sharing Plan.

          23.1     Consent of KPMG LLP.

          24       Power of attorney (see signature pages).

----------------------------

                                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, FIRSTFED AMERICA BANCORP, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Swansea, Massachusetts on June 27, 2002.

                               FIRSTFED AMERICA BANCORP, INC.


                               By:/s/ Robert F. Stoico
                                  ---------------------------------------------
                                  Robert F. Stoico
                                  Chairman of the Board of Directors, President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert F. Stoico and Edward A. Hjerpe, III, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                        Title                                Date
----                        -----                                -----


/s/ Robert F. Stoico        Chairman of the Board of Directors,    June 27, 2002
-----------------------     President and Chief Executive
Robert F. Stoico            Officer

/s/ Edward A. Hjerpe, III   Executive Vice President,              June 27, 2002
-----------------------     Chief Operating Officer and
Edward A. Hjerpe, III       Chief Financial Officer
                            (principal accounting and
                            financial officer)

/s/ B. Benjamin Cavallo     Director                               June 27, 2002
-----------------------
B. Benjamin Cavallo



/s/ Richard W. Cederberg    Director
-----------------------                                            June 27, 2002
Richard W. Cederberg


/s/ John S. Holden, Jr.     Director                               June 27, 2002
-----------------------
John S. Holden, Jr.


/s/ Gilbert C. Oliveira     Director                               June 27, 2002
----------------------
Gilbert C. Oliveira



/s/ Paul A. Raymond, DDS    Director                               June 27, 2002
----------------------
Paul A. Raymond, DDS



/s/ Thomas A. Rodgers, Jr.  Director                               June 27, 2002
----------------------
Thomas A. Rodgers, Jr.



/s/ Anthony L. Sylvia       Director                               June 27, 2002
----------------------
Anthony L. Sylvia

                                  EXHIBIT INDEX


                                                                                      Sequentially
                                                                                        Numbered
                                                                                          Page
  Exhibit No.          Description                       Method of Filing               Location
---------------      ---------------------------    ---------------------------     ----------------

     10                First Federal Savings        Filed herewith.
                       Bank of America
                       Employees' Savings &
                       Profit Sharing Plan.

    23.0               Consent of KPMG LLP.         Filed herewith.

     24                Power of Attorney            Located on the signature page.
